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                                                                    Exhibit 23.3
                      [Letterhead of Ryder Scott Company]

                   Consent of Independent Petroleum Engineers

                 We hereby consent to the incorporation by reference in this Registration Statement of Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), on Form S-8 of information contained in our reserve report that is summarized as of March 31, 1997 in our summary letter dated June 9, 1997, relating to the oil and gas reserves and revenue, as of March 31, 1997, of certain interests of the Company, appearing in the Prospectus that is part of the Company's Registration Statement on Form S-1 (Reg. No. 333-29187).

                 We hereby consent to all references to such reports, letters and/or to this firm in each of this Registration Statement and the Prospectus to which this Registration Statement relates, and further consent to our being named as an expert in each of this Registration Statement and the Prospectus to which this Registration Statement relates.


                                        /s/ RYDER SCOTT COMPANY
                                               PETROLEUM ENGINEERS
                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS

Houston, Texas
September 5, 1997